EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION1350)

In connection with the accompanying Quarterly Report of ERHC Energy Inc. (the “Company”) on Form10-Q for the period ended March 31, 2008 (as filed with the U.S. Securities and Exchange Commission on the date hereof,  the “Report”), I, Peter Ntephe, Chief Operating Officer and Acting Chief Executive Officer of the Company, hereby certify that to my knowledge:

(1)	The Report fully complies with the requirements of Section13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Ntephe	May 9, 2008
Peter Ntephe
Chief Operating Officer and Acting Chief Executive Officer